For Immediate Release
Contact:	Marcy Mutch	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5322 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Second Quarter 2012 Results

Billings, MT - July 23, 2012 - First Interstate BancSystem, Inc. reports second quarter 2012 net income available to common shareholders of $12.2 million, or $0.28 per diluted share, as compared to $11.4 million, or $0.26 per diluted share, for first quarter 2012 and $9.0 million, or $0.21 per diluted share, for second quarter 2011.

Significant financial statement items for the second quarter of 2012 include:

•	Total revenues of $88.8 million during the three months ended June 30, 2012 represented a 2.1% increase over the prior quarter and a 5.6% increase over the same quarter of the prior year;

•
Non-performing assets decreased $41.4 million to $226.2 million, or 3.10% of total assets, as of June 30, 2012, compared to 3.60% of total assets as of March 31, 2012 and 4.05% of total assets as of June 30, 2011;

•
Provisions for loan losses were $12.0 million for the three months ended June 30, 2012, compared to $11.3 million for the three months ended March 31, 2012 and $15.4 million for the three months ended June 30, 2011;

•
Net charge-offs were $25.1 million during the three months ended June 30, 2012, compared to $7.9 million during the three months ended March 31, 2012 and $15.3 million during the three months ended June 30, 2011; and

•	The June 26, 2012 redemption of $41.2 million of 30-year floating rate junior subordinated deferrable interest debentures.
RESULTS SUMMARY
(Unaudited; $ in thousands, except per share data)

	As Of or For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	June 30, 2012	March 31, 2012	June 30, 2011
Net income available to common shareholders	$12,157	$11,361	$9,001	7.0%	35.1%
Diluted earnings per common share	0.28	0.26	0.21	7.7%	33.3%
Dividends paid per common share	0.1200	0.1200	0.1125	0.0%	6.7%
Book value per common share	17.03	16.88	16.51	0.9%	3.1%
Tangible book value per common share*	12.63	12.47	12.05	1.3%	4.8%
Net tangible book value per common share*	14.03	13.87	13.45	1.2%	4.3%
Return on average common equity, annualized	6.69%	6.32%	5.23%
Return on average assets, annualized	0.71%	0.67%	0.54%

	For the Six Months Ended		Year Over Year % Change
	June 30, 2012	June 30, 2011
Net income available to common shareholders	$23,518	17,663	33.1%
Diluted earnings per common share	0.55	0.41	34.1%
Dividends paid per common share	0.2400	0.2250	6.7%
Return on average common equity, annualized	6.50%	5.17%
Return on average assets, annualized	0.69%	0.53%

*	See Non-GAAP Financial Measures included herein for a discussion regarding tangible and net tangible book value per common share.

“We continue to generate strong year-over-year earnings growth, with our second quarter earnings per share increasing by 33% from the same period last year,” said Ed Garding, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We are seeing stable to positive trends in most areas of the business, including an improving deposit mix, continued steady declines in our level of criticized loans and strong capital ratios. We are also starting to see a higher volume of resolutions to problem loans, which is resulting in an overall improvement in our asset quality,” Garding further noted.
REVENUE SUMMARY
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	June 30, 2012	March 31, 2012	June 30, 2011
Interest income	$69,067	$69,057	$73,551	0.0%	-6.1%
Interest expense	7,893	8,423	11,024	-6.3%	-28.4%
Net interest income	61,174	60,634	62,527	0.9%	-2.2%
Non-interest income:
Income from the origination and sale of loans	9,420	8,384	4,109	12.4%	129.3%
Other service charges, commissions and fees	8,254	8,424	7,768	-2.0%	6.3%
Service charges on deposit accounts	4,455	4,161	4,385	7.1%	1.6%
Wealth management revenues	3,815	3,283	3,689	16.2%	3.4%
Investment securities gains, net	198	31	16	538.7%	1,137.5%
Other income	1,520	2,099	1,624	-27.6%	-6.4%
Total non-interest income	27,662	26,382	21,591	4.9%	28.1%
Total revenues	$88,836	$87,016	$84,118	2.1%	5.6%
Tax equivalent interest margin ratio	3.74%	3.72%	3.84%

	For the Six Months Ended		Year Over Year % Change
	June 30, 2012	June 30, 2011
Interest income	$138,124	$147,394	-6.3%
Interest expense	16,316	23,069	-29.3%
Net interest income	121,808	124,325	-2.0%
Non-interest income:
Income from the origination and sale of loans	17,804	7,554	135.7%
Other service charges, commissions and fees	16,678	15,148	10.1%
Service charges on deposit accounts	8,616	8,495	1.4%
Wealth management revenues	7,098	6,999	1.4%
Investment securities gains, net	229	18	1,172.2%
Other income	3,619	3,536	2.3%
Total non-interest income	54,044	41,750	29.4%
Total revenues	$175,852	$166,075	5.9%
Tax equivalent interest margin ratio	3.73%	3.78%

Net Interest Income

The Company's net interest margin ratio increased to 3.74% during second quarter 2012, as compared to 3.72% during first quarter 2012, primarily due to the recovery of $766 thousand of previously charged-off interest. Exclusive of interest recoveries, the Company's net interest margin ratio would have been approximately 3.70% during second quarter 2012.

Decreases in net interest margin ratio during the three and six months ended June 30, 2012, as compared to the same periods in 2011, were due to lower outstanding loan balances and lower yields earned on the Company's loan and investment portfolios, which were partially offset by reductions in the cost of interest bearing liabilities combined with a shift from higher-costing savings and time deposits to lower-costing demand deposits.

Non-interest Income

Non-interest income increased during the three and six months ended June 30, 2012, as compared to the same periods in the prior year and the three months ended March 31, 2012, primarily due to increases in income from the origination and sale of residential mortgage loans. While refinancing activity represented 59% of the Company's residential loan origination activity during second quarter 2012, new loans for home purchases increased 68% over the prior quarter and 41% from second quarter 2011.

Other income decreased during second quarter 2012, as compared to first quarter 2012 and second quarter 2011, primarily due to fluctuations in earnings on securities held under deferred compensation plans. Decreases in earnings on securities held under deferred compensation plans were partially offset by a $581 thousand gain on the sale of a bank building during second quarter 2012.

NON-INTEREST EXPENSE
(Unaudited; $ in thousands)

	For the Three Months Ended			Sequential Quarter % Change	Year Over Year % Change
	June 30, 2012	March 31, 2012	June 30, 2011
Non-interest expense:
Salaries and wages	$21,640	$21,564	$20,554	0.4%	5.3%
Employee benefits	6,819	8,966	7,335	-23.9%	-7.0%
Occupancy, net	4,037	3,988	4,013	1.2%	0.6%
Furniture and equipment	3,189	3,138	3,129	1.6%	1.9%
Outsourced technology services	2,179	2,266	2,212	-3.8%	-1.5%
Other real estate owned ("OREO") expense, net of income	1,806	1,105	2,042	63.4%	-11.6%
FDIC insurance premiums	1,601	1,595	1,629	0.4%	-1.7%
Professional fees	1,002	933	726	7.4%	38.0%
Mortgage servicing rights amortization	817	895	671	-8.7%	21.8%
Mortgage servicing rights impairment (recovery)	52	(868)	27	106.0%	92.6%
Core deposit intangibles amortization	355	355	361	0.0%	-1.7%
Other expenses	13,802	13,503	11,493	2.2%	20.1%
Total non-interest expense	$57,299	$57,440	$54,192	-0.2%	5.7%

	For the Six Months Ended		Year Over Year % Change
	June 30, 2012	June 30, 2011
Non-interest expense:
Salaries and wages	$43,204	$40,757	6.0%
Employee benefits	15,785	14,834	6.4%
Occupancy, net	8,025	8,228	-2.5%
Furniture and equipment	6,327	6,349	-0.3%
Outsourced technology services	4,445	4,453	-0.2%
FDIC insurance premiums	3,196	4,095	-22.0%
OREO expense, net of income	2,911	3,753	-22.4%
Professional fees	1,935	1,505	28.6%
Mortgage servicing rights amortization	1,712	1,478	15.8%
Mortgage servicing rights impairment recovery	(816)	(320)	155.0%
Core deposit intangibles amortization	710	723	-1.8%
Other expenses	27,305	21,295	28.2%
Total non-interest expense	$114,739	$107,150	7.1%

Salaries and wages expense increased during the three and six months ended June 30, 2012, as compared to the same periods in the prior year primarily due to increases in incentive compensation paid in the form of commissions and overtime to the Company's real estate lenders and processors, higher incentive bonus accruals reflective of the Company's improved performance during the first half of 2012 and inflationary wage increases.

Employee benefits expense decreased during second quarter 2012, as compared to first quarter 2012, primarily due to decreases in the market value of securities held under deferred compensation plans and lower payroll tax and group insurance expenses. During second quarter 2012, fluctuations in the market value of securities held under deferred compensation plans resulted in a decrease in employee benefits expense of $356 thousand, as compared to an increase in employee benefits expense of $474 thousand during first quarter 2012 and $197 thousand during second quarter 2011.

For the six months ended June 30, 2012, as compared to the same period in 2011, decreases in the market values of securities held under deferred compensation plans were more than offset by increases in stock-based compensation expense, higher profit sharing accruals reflective of improved performance and increases in group medical insurance costs.

Increases in OREO expense during second quarter 2012, as compared to first quarter of 2012, were attributable to additional carrying costs associated with properties foreclosed during the period. Second quarter 2012 OREO expense included net operating expenses of $1.3 million, compared with net operating expenses of $453 thousand during first quarter 2012. Decreases in OREO expense during the three and six months ended June 30, 2012, as compared to the same periods in the prior year, were primarily the result of write-downs in the estimated fair value of OREO properties. During the three and six months ended June 30, 2012, the Company wrote-down the estimated fair value of OREO properties by $580 thousand and $1.1 million, respectively, as compared to write-downs of $2.0 million and $3.5 million during the same respective periods in the prior year.

Included in other expenses for second quarter 2012, is $1.5 million of donation expense associated with the second quarter 2012 sale of a bank building to a charitable organization. In addition, unamortized issuance costs of $428 thousand associated with redeemed junior subordinated debentures were charged to other expense during second quarter 2012. Other expense increased during the six months ended June 30, 2012, as compared to the same period in 2011, primarily due to increased donations expense and the write-off of unamortized debt issuance costs discussed above, and the accrual of $3.0 million of estimated collection and settlement costs during the first quarter 2012.

ASSET QUALITY
(Unaudited; $ in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Allowance for loan losses - beginning of period	$115,902	$112,581	$124,446
Charge-offs	(26,745)	(9,087)	(16,102)
Recoveries	1,637	1,158	835
Provision	12,000	11,250	15,400
Allowance for loan losses - end of period	$102,794	$115,902	$124,579

	June 30, 2012	March 31, 2012	June 30, 2011
Period end loans	$4,169,963	$4,158,616	$4,281,260
Average loans	4,159,565	4,165,203	4,269,637
Non-performing loans:
Non-accrual loans	129,923	180,910	229,662
Accruing loans past due 90 days or more	6,451	5,017	2,194
Troubled debt restructurings	35,959	36,838	31,611
Total non-performing loans	172,333	222,765	263,467
Other real estate owned	53,817	44,756	28,323
Total non-performing assets	$226,150	$267,521	$291,790

Net charge-offs to average loans, annualized	2.43%	0.76%	1.43%
Provision for loan losses to average loans, annualized	1.16%	1.08%	1.45%
Allowance for loan losses to period end loans	2.47%	2.79%	2.91%
Allowance for loan losses to total non-performing loans	59.65%	52.03%	47.28%
Non-performing loans to period end loans	4.13%	5.36%	6.15%
Non-performing assets to period end loans and other real estate owned	5.35%	6.36%	6.77%
Non-performing assets to total assets	3.10%	3.60%	4.05%

As of June 30, 2012, total non-performing loans included $152 million of real estate loans, of which $53 million were construction loans and $80 million were commercial real estate loans. Non-performing construction loans as of June 30, 2012 were comprised of land acquisition and development loans of $39 million, commercial construction loans of $11 million and residential construction loans of $3 million.

Non-performing loans decreased 23% as of June 30, 2012, as compared to March 31, 2012, primarily due to the movement of non-accrual loans out of the loan portfolio through charge-off or foreclosure.

Net charged-off loans increased during second quarter 2012, as compared to first quarter 2012 and second quarter 2011. Nine borrowers accounted for 73% of loans charged-off during second quarter 2012. Charge-offs during second quarter 2012 were primarily comprised of land development, commercial construction and commercial real estate loans.

During second quarter 2012, the Company recorded additions to OREO of $20 million. Approximately 75% of these additions were attributable to the loans of five borrowers. Second quarter 2012 OREO additions were partially offset by write downs of the fair value of OREO properties of $568 thousand and sales of OREO with a net book value of $10 million at a slight gain.

CREDIT QUALITY TRENDS
(Unaudited; $ in thousands)

	Provision for Loan Losses	Net Charge-offs	Allowance for Loan Losses	Accruing Loans 30-89 Days Past Due	Non-Performing Loans	Non-Performing Assets
Q1 2009	$9,600	$4,693	$92,223	$98,980	$103,653	$122,300
Q2 2009	11,700	5,528	98,395	88,632	135,484	167,273
Q3 2009	10,500	7,147	101,748	91,956	125,083	156,958
Q4 2009	13,500	12,218	103,030	63,878	124,678	163,078
Q1 2010	11,900	8,581	106,349	62,675	133,042	177,022
Q2 2010	19,500	11,521	114,328	99,334	158,113	200,451
Q3 2010	18,000	12,092	120,236	47,966	202,008	237,304
Q4 2010	17,500	17,256	120,480	57,011	210,684	244,312
Q1 2011	15,000	11,034	124,446	68,021	249,878	281,873
Q2 2011	15,400	15,267	124,579	70,145	263,467	291,790
Q3 2011	14,000	18,276	120,303	62,165	262,578	287,658
Q4 2011	13,751	21,473	112,581	75,603	241,470	278,922
Q1 2012	11,250	7,929	115,902	58,531	222,765	267,521
Q2 2012	12,000	25,108	102,794	55,074	172,333	226,150

CRITICIZED LOANS
(Unaudited; $ in thousands)

	Other Assets Especially Mentioned	Substandard	Doubtful	Total
Q1 2009	$163,402	$231,861	$40,356	$435,619
Q2 2009	230,833	242,751	48,326	521,910
Q3 2009	239,320	271,487	60,725	571,532
Q4 2009	279,294	271,324	69,603	620,221
Q1 2010	312,441	311,866	64,113	688,420
Q2 2010	319,130	337,758	92,249	749,137
Q3 2010	340,075	340,973	116,003	797,051
Q4 2010	305,925	303,653	133,353	742,931
Q1 2011	293,899	299,072	135,862	728,833
Q2 2011	268,450	309,029	149,964	727,443
Q3 2011	261,501	305,145	134,367	701,013
Q4 2011	240,903	269,794	120,165	630,862
Q1 2012	242,071	276,165	93,596	611,832
Q2 2012	220,509	243,916	81,473	545,898

LOANS
(Unaudited; $ in thousands)

	June 30, 2012	March 31, 2012	June 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Real estate:
Commercial	$1,517,400	$1,533,624	$1,555,964	-1.1%	-2.5%
Construction:
Land acquisition & development	240,550	272,874	312,690	-11.8%	-23.1%
Residential	51,193	50,332	63,364	1.7%	-19.2%
Commercial	59,911	65,196	76,740	-8.1%	-21.9%
Total construction loans	351,654	388,402	452,794	-9.5%	-22.3%
Residential	572,018	562,588	578,739	1.7%	-1.2%
Agricultural	171,087	171,685	177,728	-0.3%	-3.7%
Total real estate loans	2,612,159	2,656,299	2,765,225	-1.7%	-5.5%
Consumer:
Indirect consumer loans	418,604	407,389	413,825	2.8%	1.2%
Other consumer loans	144,442	142,144	152,704	1.6%	-5.4%
Credit card loans	58,166	56,540	59,655	2.9%	-2.5%
Total consumer loans	621,212	606,073	626,184	2.5%	-0.8%
Commercial	720,010	708,397	724,158	1.6%	-0.6%
Agricultural	138,115	128,599	133,898	7.4%	3.1%
Other loans, including overdrafts	2,319	568	3,297	308.3%	-29.7%
Loans held for investment	4,093,815	4,099,936	4,252,762	-0.1%	-3.7%
Mortgage loans held for sale	76,148	58,680	28,498	29.8%	167.2%
Total loans	$4,169,963	$4,158,616	$4,281,260	0.3%	-2.6%

Total loans increased as of June 30, 2012, compared to March 31, 2012, with all major categories of loans except real estate showing growth. Decreases in real estate loans as of June 30, 2012, as compared to March 31, 2012, are primarily attributable to the movement of lower quality loans out of the loan portfolio through charge-off or foreclosure combined with low loan demand. Growth in residential real estate loans as of June 30, 2012, compared to March 31, 2012, is attributable to the retention of some loan production that has typically been sold in the secondary market.

DEPOSITS
(Unaudited; $ in thousands)

	June 30, 2012	March 31, 2012	June 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Non-interest bearing demand	$1,337,777	$1,284,823	$1,109,905	4.1%	20.5%
Interest bearing:
Demand	1,586,962	1,618,174	1,233,039	-1.9%	28.7%
Savings	1,495,230	1,480,435	1,703,548	1.0%	-12.2%
Time, $100 and over	641,070	671,014	772,567	-4.5%	-17.0%
Time, other	840,340	856,388	975,606	-1.9%	-13.9%
Total interest bearing	4,563,602	4,626,011	4,684,760	-1.3%	-2.6%
Total deposits	$5,901,379	$5,910,834	$5,794,665	-0.2%	1.8%

Total deposits remained stable as of June 30, 2012, as compared to March 31, 2012, and increased slightly compared to
June 30, 2011. As a result of a regulatory change allowing businesses to receive interest on checking accounts, the Company discontinued its savings sweep product resulting in a shift of approximately $300 million from savings deposits into interest-bearing demand deposits during first quarter 2012. During second quarter 2012, the Company continued to experience a favorable shift in the composition of deposits away from higher-costing time deposits into non-interest bearing demand deposits.

REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES HELD BY SUBSIDIARY TRUSTS

On June 26, 2012, the Company redeemed $41.2 million of 30-year junior subordinated deferrable interest debentures issued by the Company to an unconsolidated subsidiary trust. Unamortized issuance costs of $428 thousand were charged to other expenses on the date of redemption. The redemption of the junior subordinated debentures caused a mandatory redemption of $40 million of 30-year floating rate mandatorily redeemable capital trust preferred securities issued by the unconsolidated subsidiary trust to third-party investors.

CAPITAL
(Unaudited, $ in thousands, except per share data)

	June 30, 2012	March 31, 2012	June 30, 2011	Sequential Quarter % Change	Year Over Year % Change
Preferred stockholders' equity	$50,000	$50,000	$50,000	0.0%	0.0%
Common stockholders' equity	718,070	709,781	686,948	1.2%	4.5%
Accumulated other comprehensive income, net	18,265	19,494	22,397	-6.3%	-18.4%
Total stockholders' equity	$786,335	$779,275	$759,345	0.9%	3.6%
Book value per common share	$17.03	$16.88	$16.51	0.9%	3.1%
Tangible book value per common share*	$12.63	$12.47	$12.05	1.3%	4.8%
Net tangible book value per common share *	$14.03	$13.87	$13.45	1.2%	4.3%
Weighted average common shares outstanding for basic earnings per common share computation	42,966,926	42,783,769	42,781,894	0.4%	0.4%
Weighted average common shares outstanding for diluted earnings per common share computation	43,060,204	42,982,543	42,896,611	0.2%	0.4%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible book value per common share.

CAPITAL RATIOS
(Unaudited)

	June 30, 2012		March 31, 2012	June 30, 2011
Tangible common stockholders' equity to tangible assets*	7.67%		7.48%	7.38%
Net tangible common stockholders' equity to tangible assets*	8.52%		8.32%	8.24%
Tier 1 common capital to total risk weighted assets	11.51%	**	11.35%	10.56%
Leverage ratio	9.54%	**	10.01%	9.69%
Tier 1 risk-based capital	14.22%	**	14.90%	14.03%
Total risk-based capital	16.20%	**	16.89%	16.01%

*	See Non-GAAP Financial Measures included herein for a discussion of tangible and net tangible common stockholders' equity to tangible assets.

**	Preliminary estimate - may be subject to change.

The Company's leverage, tier 1 and total risk-based capital ratios declined as of June 30, 2012, compared to March 31, 2012, due to the mandatory redemption of $40 million of capital trust preferred securities issued by an unconsolidated subsidiary of the Company that qualified as tier 1 capital under current regulatory capital guidelines. As of June 30, 2012, the Company had capital levels that, in all cases, exceeded the “well capitalized” requirements under all regulatory capital guidelines.

Second Quarter 2012 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss second quarter 2012 results at 11:00 a.m. Eastern Time (9:00 a.m. MDT) on Tuesday, July 24, 2012. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-317-6789 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1:00 p.m. Eastern Time (11:00 a.m. MDT) on July 24, 2012 through August 24, 2012 by dialing 1-877-344-7529 (using conference ID 10015558). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates 72 banking offices in 42 communities in Montana, Wyoming and western South Dakota. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

Cautionary Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are covered by the safe harbor provisions of such sections. These statements include statements about decreased levels of criticized loans, stabilization of the loan portfolio, the Company's level of allowance for loan losses, manageability of credit costs and levels of profitability. Therefore, the Company's actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions.

The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this release: credit losses; concentrations of real estate loans; economic and market developments, including inflation; commercial loan risk; adequacy of the allowance for loan losses; impairment of goodwill; changes in interest rates; access to low-cost funding sources; increases in deposit insurance premiums; inability to grow business; adverse economic conditions affecting Montana, Wyoming and western South Dakota; governmental regulation and changes in regulatory, tax and accounting rules and interpretations; sweeping changes in regulation of financial institutions due to passage of the Dodd-Frank Act; changes in or noncompliance with governmental regulations; effects of recent legislative and regulatory efforts to stabilize financial markets; dependence on the Company’s management team; ability to attract and retain qualified employees; failure of technology; reliance on external vendors; disruption of vital infrastructure and other business interruptions; illiquidity in the credit markets; inability to meet liquidity requirements; lack of acquisition candidates; failure to manage growth; competition; inability to manage risks in turbulent and dynamic market conditions; ineffective internal operational controls; environmental remediation and other costs; failure to effectively implement technology-driven products and services; litigation pertaining to fiduciary responsibilities; capital required to support the Company’s bank subsidiary; soundness of other financial institutions; impact of Basel III capital standards and forthcoming new capital rules proposed for U.S. banks; inability of our bank subsidiary to pay dividends; change in dividend policy; lack of public market for our Class A common stock; volatility of Class A common stock; voting control of Class B stockholders; decline in market price of Class A common stock; dilution as a result of future equity issuances; uninsured nature of any investment in Class A common stock; anti-takeover provisions; controlled company status; subordination of common stock to Company debt; uncertainties associated with introducing new products or lines of business; and, downgrade of the U.S. credit rating.

A more detailed discussion of each of the foregoing risks is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, filed February 28, 2012. These factors and the other risk factors described in the Company's periodic and current reports filed with the Securities and Exchange Commission from time to time, however, are not necessarily all of the important factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by any of the Company's forward-looking statements. Other unknown or unpredictable factors also could harm the Company's results. Investors and others are encouraged to read the more detailed discussion of the Company's risks contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and the Company does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

CONSOLIDATED BALANCE SHEETS
(Unaudited, $ in thousands)

	June 30, 2012	March 31, 2012	June 30, 2011
Assets
Cash and due from banks	$146,577	$128,341	$130,413
Federal funds sold	2,854	304	1,764
Interest bearing deposits in banks	387,222	494,279	283,314
Total cash and cash equivalents	536,653	622,924	415,491
Investment securities:
Available-for-sale	1,913,983	1,955,436	1,873,864
Held-to-maturity (estimated fair values of $177,532, $166,932 and $153,448 at June 30, 2012, March 31, 2012 and June 30, 2011, respectively)	166,926	158,070	148,865
Total investment securities	2,080,909	2,113,506	2,022,729
Loans held for investment	4,093,815	4,099,936	4,252,762
Mortgage loans held for sale	76,148	58,680	28,498
Total loans	4,169,963	4,158,616	4,281,260
Less allowance for loan losses	102,794	115,902	124,579
Net loans	4,067,169	4,042,714	4,156,681
Premises and equipment, net of accumulated depreciation	187,367	185,230	186,529
Goodwill	183,673	183,673	183,673
Company-owned life insurance	75,849	75,342	74,080
Other real estate owned ("OREO"), net of write-downs	53,817	44,756	28,323
Accrued interest receivable	30,936	30,407	33,588
Mortgage servicing rights, net of accumulated amortization and impairment reserve	11,985	11,833	13,218
Core deposit intangibles, net of accumulated amortization	6,647	7,002	8,080
Deferred tax asset, net	5,017	9,571	10,466
Other assets	65,154	67,348	69,933
Total assets	$7,305,176	$7,394,306	$7,202,791
Liabilities and Stockholders’ Equity
Deposits:
Non-interest bearing	$1,337,777	$1,284,823	$1,109,905
Interest bearing	4,563,602	4,626,011	4,684,760
Total deposits	5,901,379	5,910,834	5,794,665
Securities sold under repurchase agreements	455,993	491,058	435,039
Accounts payable and accrued expenses	33,589	43,972	35,395
Accrued interest payable	8,215	8,255	11,712
Long-term debt	37,181	37,191	37,480
Other borrowed funds	7	6	5,440
Subordinated debentures held by subsidiary trusts	82,477	123,715	123,715
Total liabilities	6,518,841	6,615,031	6,443,446
Stockholders’ equity:
Preferred stock	50,000	50,000	50,000
Common stock	269,698	268,411	265,639
Retained earnings	448,372	441,370	421,309
Accumulated other comprehensive income, net	18,265	19,494	22,397
Total stockholders’ equity	786,335	779,275	759,345
Total liabilities and stockholders’ equity	$7,305,176	$7,394,306	$7,202,791

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011
Interest income:
Interest and fees on loans	$58,084	$57,910	$61,475
Interest and dividends on investment securities:
Taxable	9,458	9,705	10,649
Exempt from federal taxes	1,240	1,204	1,194
Interest on deposits in banks	279	237	227
Interest on federal funds sold	6	1	6
Total interest income	69,067	69,057	73,551
Interest expense:
Interest on deposits	5,779	6,262	8,903
Interest on securities sold under repurchase agreements	152	156	171
Interest on long-term debt	495	498	495
Interest on subordinated debentures held by subsidiary trusts	1,467	1,507	1,455
Total interest expense	7,893	8,423	11,024
Net interest income	61,174	60,634	62,527
Provision for loan losses	12,000	11,250	15,400
Net interest income after provision for loan losses	49,174	49,384	47,127
Non-interest income:
Income from the origination and sale of loans	9,420	8,384	4,109
Other service charges, commissions and fees	8,254	8,424	7,768
Service charges on deposit accounts	4,455	4,161	4,385
Wealth management revenues	3,815	3,283	3,689
Investment securities gains, net	198	31	16
Other income	1,520	2,099	1,624
Total non-interest income	27,662	26,382	21,591
Non-interest expense:
Salaries and wages	21,640	21,564	20,554
Employee benefits	6,819	8,966	7,335
Occupancy, net	4,037	3,988	4,013
Furniture and equipment	3,189	3,138	3,129
Outsourced technology services	2,179	2,266	2,212
OREO expense, net of income	1,806	1,105	2,042
FDIC insurance premiums	1,601	1,595	1,629
Professional fees	1,002	933	726
Mortgage servicing rights amortization	817	895	671
Mortgage servicing rights impairment (recovery)	52	(868)	27
Core deposit intangibles amortization	355	355	361
Other expenses	13,802	13,503	11,493
Total non-interest expense	57,299	57,440	54,192
Income before income tax expense	19,537	18,326	14,526
Income tax expense	6,527	6,112	4,672
Net income	13,010	12,214	9,854
Preferred stock dividends	853	853	853
Net income available to common shareholders	$12,157	$11,361	$9,001

Basic earnings per common share	$0.28	$0.26	$0.21
Diluted earnings per common share	$0.28	$0.26	$0.21

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, $ in thousands, except per share data)

	Six Months Ended
	June 30, 2012	June 30, 2011
Interest income:
Interest and fees on loans	$115,994	$123,866
Interest and dividends on investment securities:
Taxable	19,163	20,560
Exempt from federal taxes	2,444	2,365
Interest on deposits in banks	516	594
Interest on federal funds sold	7	9
Total interest income	138,124	147,394
Interest expense:
Interest on deposits	12,041	18,774
Interest on securities sold under repurchase agreements	308	408
Interest on long-term debt	993	984
Interest on subordinated debentures held by subsidiary trusts	2,974	2,903
Total interest expense	16,316	23,069
Net interest income:	121,808	124,325
Provision for loan losses	23,250	30,400
Net interest income after provision for loan losses	98,558	93,925
Non-interest income:
Income from the origination and sale of loans	17,804	7,554
Other service charges, commissions and fees	16,678	15,148
Service charges on deposit accounts	8,616	8,495
Wealth management revenues	7,098	6,999
Investment securities gains, net	229	18
Other income	3,619	3,536
Total non-interest income	54,044	41,750
Non-interest expense:
Salaries and wages	43,204	40,757
Employee benefits	15,785	14,834
Occupancy, net	8,025	8,228
Furniture and equipment	6,327	6,349
Outsourced technology services	4,445	4,453
FDIC insurance premiums	3,196	4,095
OREO expense, net of income	2,911	3,753
Professional fees	1,935	1,505
Mortgage servicing rights amortization	1,712	1,478
Mortgage servicing rights impairment recovery	(816)	(320)
Core deposit intangibles amortization	710	723
Other expenses	27,305	21,295
Total non-interest expense	114,739	107,150
Income before income tax expense	37,863	28,525
Income tax expense	12,639	9,165
Net income	25,224	19,360
Preferred stock dividends	1,706	1,697
Net income available to common shareholders	$23,518	$17,663

Basic earnings per common share	$0.55	$0.41
Diluted earnings per common share	$0.55	$0.41

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Three Months Ended
	June 30, 2012			March 31, 2012			June 30, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,159,565	$58,564	5.66%	$4,165,203	$58,374	5.64%	$4,269,637	$61,926	5.82%
Investment securities (2)	2,094,148	11,414	2.19	2,143,438	11,604	2.18	2,019,187	12,533	2.49
Interest bearing deposits in banks	442,698	279	0.25	374,899	237	0.25	359,446	227	0.25
Federal funds sold	3,668	6	0.66	609	1	0.66	3,871	6	0.62
Total interest earnings assets	6,700,079	70,263	4.22	6,684,149	70,216	4.23	6,652,141	74,692	4.50
Non-earning assets	633,454			619,137			617,221
Total assets	$7,333,533			$7,303,286			$7,269,362
Interest bearing liabilities:
Demand deposits	$1,596,076	$606	0.15%	$1,582,805	$646	0.16%	$1,263,466	$847	0.27%
Savings deposits	1,482,986	934	0.25	1,449,239	1,015	0.28	1,711,210	1,753	0.41
Time deposits	1,496,597	4,239	1.14	1,540,789	4,601	1.20	1,780,542	6,303	1.42
Repurchase agreements	493,450	152	0.12	513,407	156	0.12	469,459	171	0.15
Other borrowed funds	33	—	—	35	—	—	5,459	—	—
Long-term debt	37,184	495	5.35	37,194	498	5.39	37,485	495	5.30
Subordinated debentures held by subsidiary trusts	120,996	1,467	4.88	123,715	1,507	4.90	123,715	1,455	4.72
Total interest bearing liabilities	5,227,322	7,893	0.61	5,247,184	8,423	0.65	5,391,336	11,024	0.82
Non-interest bearing deposits	1,277,091			1,232,874			1,089,909
Other non-interest bearing liabilities	47,781			50,071			47,791
Stockholders’ equity	781,339			773,157			740,326
Total liabilities and stockholders’ equity	$7,333,533			$7,303,286			$7,269,362
Net FTE interest income		$62,370			$61,793			$63,668
Less FTE adjustments (2)		(1,196)			(1,159)			(1,141)
Net interest income from consolidated statements of income		$61,174			$60,634			$62,527
Interest rate spread			3.61%			3.58%			3.68%
Net FTE interest margin (3)			3.74%			3.72%			3.85%
Cost of funds, including non-interest bearing demand deposits (4)			0.49%			0.52%			0.68%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

AVERAGE BALANCE SHEETS
(Unaudited, $ in thousands)

	Six Months Ended
	June 30, 2012			June 30, 2011
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$4,162,384	$116,938	5.65%	$4,286,512	$124,762	5.87%
Investment securities (2)	2,118,793	23,018	2.18	1,984,000	24,291	2.47
Interest bearing deposits in banks	408,799	516	0.25	472,994	594	0.25
Federal funds sold	2,139	7	0.66	3,061	9	0.59
Total interest earnings assets	6,692,115	140,479	4.22	6,746,567	149,656	4.47
Non-earning assets	626,295			619,837
Total assets	$7,318,410			$7,366,404
Interest bearing liabilities:
Demand deposits	$1,589,440	$1,253	0.16%	$1,256,414	$1,681	0.27%
Savings deposits	1,466,113	1,948	0.27	1,727,886	3,753	0.44
Time deposits	1,518,693	8,840	1.17	1,827,269	13,340	1.47
Repurchase agreements	503,428	308	0.12	519,392	408	0.16
Other borrowed funds	34	—	—	5,577	—	—
Long-term debt	37,189	993	5.37	37,490	984	5.29
Subordinated debentures held by subsidiary trusts	122,356	2,974	4.89	123,715	2,903	4.73
Total interest bearing liabilities	5,237,253	16,316	0.63	5,497,743	23,069	0.85
Non-interest bearing deposits	1,254,983			1,080,379
Other non-interest bearing liabilities	48,926			49,395
Stockholders’ equity	777,248			738,887
Total liabilities and stockholders’ equity	$7,318,410			$7,366,404
Net FTE interest income		$124,163			$126,587
Less FTE adjustments (2)		(2,355)			(2,262)
Net interest income from consolidated statements of income		$121,808			$124,325
Interest rate spread			3.59%			3.62%
Net FTE interest margin (3)			3.73%			3.78%
Cost of funds, including non-interest bearing demand deposits (4)			0.51%			0.71%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on a FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principals in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) net tangible book value per common share; (iii) tangible common stockholders' equity to tangible assets; (iv) net tangible common stockholders' equity to tangible assets; and (v) tangible assets.

For purposes of computing tangible book value per common share, tangible book value equals common stockholders' equity less goodwill and other intangible assets (except mortgage servicing rights). Tangible book value per common share is calculated as tangible common stockholders' equity divided by shares of common stock outstanding.

For purposes of computing net tangible book value per common share, net tangible book value equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible book value per common share is calculated as net tangible common stockholders' equity divided by shares of common stock outstanding. The Company's goodwill as of June 30, 2012 was $184 million, of which approximately $159 million is deductible for income tax purposes over an original period of 15 years. The calculation of net tangible book value takes into account the full amount of tax benefit of approximately $60 million associated with deductible goodwill assuming the Company will continue to have income sufficient to allow it to recognize this benefit in future periods.

For purposes of computing tangible common stockholders' equity to tangible assets, tangible assets equals total assets less goodwill and other intangible assets (except mortgage servicing rights). Tangible common stockholders' equity to tangible assets is calculated as tangible common stockholders' equity divided by tangible assets.

For purposes of computing net tangible common stockholders' equity to tangible assets, net tangible common stockholders' equity equals common stockholders' equity less goodwill (adjusted for associated deferred tax liability) and other intangible assets (except mortgage servicing rights). Net tangible common stockholders' equity to tangible assets is calculated as net tangible common stockholders' equity divided by tangible assets.

Management believes that these non-GAAP financial measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of unrealized losses on securities and other components of accumulated other comprehensive income (loss) in stockholders' equity. Management also believes that such financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of our capitalization to other companies. These non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The following table reconciles the above described non-GAAP financial measures to their most directly comparable GAAP financial measures as of the dates indicated.
NON-GAAP FINANCIAL MEASURES
(Unaudited; $ in thousands except share and per share data)

	June 30, 2012	March 31, 2012	June 30, 2011
Total stockholders’ equity (GAAP)	786,335	779,275	759,345
Less goodwill and other intangible assets (excluding mortgage servicing rights)	190,351	190,708	191,792
Less preferred stock	50,000	50,000	50,000
Tangible common stockholders’ equity (Non-GAAP)	$545,984	$538,567	$517,553
Add deferred tax liability for deductible goodwill	60,499	60,499	60,499
Net tangible common stockholders’ equity (Non-GAAP)	$606,483	$599,066	$578,052
Total assets (GAAP)	7,305,176	7,394,306	7,202,791
Less goodwill and other intangible assets (excluding mortgage servicing rights)	190,351	190,708	191,792
Tangible assets (Non-GAAP)	7,114,825	7,203,598	7,010,999

Common shares outstanding	43,228,750	43,190,975	42,964,921
Book value per common share	$17.03	$16.88	$16.51
Tangible book value per common share	$12.63	$12.47	$12.05
Net tangible book value per common share	$14.03	$13.87	$13.45
Tangible common stockholders’ equity to tangible assets (Non-GAAP)	7.67%	7.48%	7.38%
Net tangible common stockholders’ equity to tangible assets (Non-GAAP)	8.52%	8.32%	8.24%

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com